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                                                                    EXHIBIT j(3)


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
AIM Advisor Funds, Inc.:

We consent to the use of our reports for the AIM Advisor Funds, Inc. portfolios dated September 1, 2000 and to the references to our firm under the heading "Financial Highlights" in the applicable Prospectuses and "Auditors" in the Statement of Additional Information..


/s/ KPMG LLP

Houston, Texas
November 27, 2001